CAPITAL CORP OF THE WEST
EMPLOYEE STOCK OWNERSHIP PLAN
Table of Contents
Page
ARTICLE I - PURPOSE	2
1.1 Exclusive Benefit	2
1.2 Employment	3
1.3 Effective Date	3
ARTICLE II- DEFINITIONS	3
2.1 Accrued Benefit	3
2.2 Administrative Committee	3
2.3 Affiliated Company	3
2.4 Beneficiary	4
2.5 Board or Board of Directors	4
2.6 Cash-Out	4
2.7 Code	4
2.8 Company	5
2.9 Compensation	5
2.10 Employee	5
2.11 Employer	6
2.12 Employer Account	6
2.13 ERISA	7
2.14 Exempt Loan	7
2.15 Fair Market Value	7
2.16 Family Member	7
2.17 Forfeiture	8
2.18 Highly Compensated Employee	8
2.19 Hour Of Service	9
2.20 Leave Of Absence	11
2.21 Member Company	11

2.22 Net Profits	11
2.23 Normal Retirement Age	12
2.24 One (1) Year Break In Service	12
2.25 Participant	13
2.26 Plan	13
2.27 Plan Administrator	13
2.28 Plan Year	13
2.29 Qualified Election Period	13
2.30 Qualified Participant	13
2.31 Qualifying Employer Security	13
2.32 Retirement	13
2.33 Service	14
2.34 Stock	15
2.35 Termination Date	15
2.36 Total And Permanent Disability	15
2.37 Total Service For Vesting	15
2.38 Trust	15
2.39 Trust Fund	16
2.40 Unallocated Stock Account	16
2.41 Valuation Date	16
2.42 Year Of Service For Accrual Of Benefits	16
2.43 Year Of Service For Participation	16
2.44 Year Of Service For Vesting	17
ARTICLE III ELIGIBILITY TO PARTICIPATE	17
3.1 Initial Entry	17
3.2 Resumption of Participation	17
ARTICLE IV - CONTRIBUTIONS TO THE TRUST	18
4.1 Amount Of Contributions To Participants	18
4.2 Manner Of Allocation	18
4.3 Permissible Types Of Employer Contributions	19
4.4 Interim Allocation To Unallocated Stock Account	19
4.5 General Accounting	19
4.6 Additional Provisions	20

ARTICLE V - ADMII\IISTRATION OF ACCOUNTS	20
5.1 Investments	20
5.2 Invest In Single Fund And Reasonable Rules	20
5.3 Valuation Of Assets	20
5.4 Limitations On Allocations To Each Participant	22
5.5 Allocation Limitation-- More Than One Defined Contribution Plan	23
5.6 Designation Of Beneficiary	24
5.7 Participant Voting And Exercise Of Stock Rights	24
ARTICLE VI - VESTING	25
6.1 Employer Account Vesting On Death, Retirement, Or Total Permanent Disability	25
6.2 Employer Account Vesting On Termination	25
6.3 Restoration Of Forfeitures	26
ARTICLE VII- DISTRIBUTION OF BENEFITS	27
7.1 Method of Distribution of Accounts	27
7.2 Time Of Distribution	28
7.3 Segregation If Installment Distribution	31
7.4 Non-Segregation If Installment Distribution	32
7.5 Distribution After Death Of Participant	32
7.6 Distribution After Death Of Beneficiary	32
7.7 Direct Rollover	33
7.8 Suspense Account For Terminated Participants	34
7.9 Unable To Locate Participant Or Beneficiary	35
7.10 Repayment Of Cash-Out	36
7.11 Options Of Participants To Sell Stock	36
7.12 Right Of First Refusal	37
7.13 Other Restrictions	38
7.14 Distribution Of Dividends	38
7.15 Diversification Of Investments	38
7.16 Qualified Domestic Relations Orders	39
ARTICLE VIII - DUTIES AND AUTHORITY OF TRUSTEE	40
8.1 Receive Payments	40

8.2 Evaluate Assets	40
8.3 Segregation Of Accounts	40
8.4 Tax Returns And Reports	41
8.5 Powers	41
8.6 Expenses	43
8.7 Litigation	44
8.8 Written Instructions	44
8.9 Appointment Of Investment Manager	44
8.10 Removal And Resignation Of The Trustee	44
8.11 Loans From Disqualified Persons	45
ARTICLE IX - DUTIES AND AUTHORITY OF ADMINISTRATIVE COMMITTEE	46
9.1 Appointment	46
9.2 No Discrimination	47
9.3 Majority Action	47
9.4 Powers	47
9.5 Filing Reports	48
9.6 Records And Information	48
9.7 Information To Participants	48
9.8 Compensation Of Members	48
9.9 Review Of Participant?s Claims	48
ARTICLE X - MODIFICATIONS FOR TOP HEAVY PLANS	49
10.1 Application Of Article	49
10.2 Definitions	49
10.3 Accelerated Vesting	53
10.4 Minimum Contributions	53
10.5 Limitation On Compensation Taken Into Account Under Plan	55
ARTICLE XI- AMENDMENT AND TERMINATION	55
11.1 Rights To Suspend Or Terminate Plan	55
11.2 Successor Corporation	55
11.3 Amendment	55

11.4 One Hundred Percent (100%) Vesting On Termination Of Plan	56
11.5 Plan Merger Or Consolidation	56
ARTICLE XII- MISCELLANEOUS	56
12.1 Laws of California To Apply	56
12.2 Participant Cannot Transfer Or Assign Benefits	57
12.3 Right To Perform Alternative Acts	57
12.4 Reversion Of Contributions Under Certain Circumstances	57
12.5 Plan Administrator Agent For Service Of Process	58
12.6 Filing Tax Returns And Reports	58
12.7 Indemnification	58
12.8 Number And Gender	59
12.9 Military Service	59
12.10 Board Funding Authority	59
ARTICLE XIII - EXEMPT LOANS	60
13.1 UseOf Proceeds	60
13.2 Interest Rate	60
13.3 Non-Recourse	60
13.4 Limitations On Payments	61
13.5 Forfeiture Of Qualifying Employer Securities	61
13.6 Limitation On Future Obligation	61

CAPITAL CORP OF THE WEST
EMPLOYEE STOCK OWNERSHIP PLAN

RECITALS
This Stock Bonus Employee Stock Ownership Plan and Trust Agreement (Plan) is made by and between Capital Corp of the West, a California corporation, having its principal place of business at 550 West Main Avenue, Merced, California 95308 (Employer) and Ed Rocha, Michael T. Ryan, Paul Williams and R. Dale McKinney (Trustees).

A. Effective December 31, 1981, the Employer adopted the Plan.

B.	On or about D-?cember 12, 1994, the Plan was amended and re ?ited, retroactively effective January 1, 1987, and was then known as the County Bank Stock Bonus Employee Stock Ownership Plan.

C.
Effective January 1, 1993, the Plan was amended to add technical provisions required by the IRS in order to obtain a determination letter complying with the Tax Reform Act of 1986 and regulations then in effect.

D.	Effective May 1, 1996, the Plan was amended to change the Plan?s distribution provisions and to change the initial entry date into the Plan.

E.	On June 30, 1997, the Plan was amended effective for Plan years beginning after December 11, 1994 to comply with Rev. Rul. 94-76 relating to direct transfers.

F.	On June 10, 1997, the Plan was amended to comply with certain provisions of the Uniformed Services Employment and Reemployment Act.

G.
On July 17, 1997, the employer amended the Plan, effective January 1, 1998, to clarify the Trust?s accounting treatment of stock dividends paid on the Plan?s employer securities and to add provisions clarifying the Trust?s accounting treatment for stock splits.

H.	The Employer amended the Plan, effective June 30, 2000, to:

?	Clarify when individuals who are rehired by the Employer resume participation in the Plan; and

?
Change the distribution timing rules of the Plan to allow Participants to receive a distribution as soon as administratively feasible after the Valuation Date following the Participant?s Termination Date and based upon either: the value of the Qualifying Employer Securities as of the preceding year end Valuation Date if such Termination Date is January 1 through June 30 of the Plan Year; or as of the next following Valuation Date if such Termination Date is July 1 through December 31 of the Plan Year.

I. The Employer and the Trustee now wish to amend and restate the plan document to adopt the technical changes necessary for the Plan to conform with changes in the law enacted by the General Agreement on Tariffs and Trade (GATT), Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA 97), the Restructuring and Reform Act of 1998 (RRA 98), the Community Renewal Tax Relief Act of 2000 (CRA), and applicable Treasury Regulations issued thereun?ler.

ARTICLE I - PURPOSE

1.1 Exclusive Benefit.

This Plan has been executed for the exclusive benefit of the Participants hereunder and their Beneficiaries. This Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that this Plan and its related Trust satisfy Internal Revenue Code (Code) section 401 and Code section 501. This Plan is created for the sole purpose of enabling Employees of the Employer to share in its growth. This Plan and Trust are intended to constitute a stock bonus employee stock ownership plan, within the meaning of Code section 4975(e)(7), which will invest primarily in Qualifying Employer Securities. Under no circumstances shall the Trust Fund ever revert to, or be used or enjoyed by the Employer, except as provided in the Reversion Of Contributions Under Certain Circumstances section below.

1.2 Employment.

Nothing contained in this Plan and Trust document is intended nor shall it be deemed to create a contract between the Company and any Employee. This Plan and Trust document shall not affect any rights or obligations of the Company or any Employee to continue or terminate employment.

1.3 Effective Date.

This Plan and Trust document as restated, is effective January 1, 2000, except as specifically noted elsewhere in this Plan. This Plan and Trust contains all provisions required by the Code, up to and including the Unemployment Compensation Amendments of 1992 (UCA), Omnibus Budget Reconciliation Act of 1993 (OBRA 93), General Agreement on Tariffs and Trade (GATT), Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), Small Business Job Protection Act of 1996 (SBJPA) and the Tax Reform Act of 1997 (TRA 97) and applicable Treasury Regulations issued thereunder with specific effective dates for provisions added by the various tax acts as permitted by the IRS rules governing the remedial amendment period.

ARTICLE II- DEFINITIONS

The following capitalized words and phrases as used in this Plan and Trust document shall have the meanings set forth below.

2.1 Accrued Benefit.

The ?Accrued Benefit? is the amount credited to the Employer Account of a Participant.

2.2 Administrative Committee.

The ?Administrative Committee? or ?Committee? shall refer to the Administrative Committee, as defined in the Duties and Authority of Administrative Committee Article, below.

2.3 Affiliated Company.

?Affiliated Company? shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer; any trade or business

(whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Employer; an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

2.4 Beneficiary.

A ?Beneficiary? is any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive any Accrued Benefit of a Participant under the Plan. A ?Designated Beneficiary? is any individual designated or determined in accordance with the Designation Of Beneficiary Article below, except that it shall not include any 1on who becomes a Beneficiary by virtue of the laws of inheritance or intestate succession.

2.5 Board or Board of Directors.

?Board? or ?Board of Directors? shall mean the Board of Directors of Capital Corp of the West as constituted from time to time.

2.6 Cash-Out.

A ?Cash?Out? may be involuntary or voluntary.

An involuntary Cash?Out is a distribution of the Accrued Benefit to a former Participant which meets the following requirements: (i) the former Participant?s entire non-forfeitable Accrued Benefit is distributed to him, (ii) the present value of the non-forfeitable Accrued Benefit of the Participant does not exceed, and at the time of any prior distribution did not exceed, Five Thousand Dollars ($5,000), and (iii) the distribution is made on account of the Employee?s termination of participation in the Plan.

A voluntary Cash?Out is a distribution of the Accrued Benefit to a former Participant which meets the following requirements: (i) the former Participant has voluntarily elected to receive the distribution, and (ii) the distribution is made on account of the Employee?s termination of participation in the Plan.

2.7 Code.

?Code? refers to the Internal Revenue Code of 1986, as amended.

2.8 Company.

?Company? shall mean Capital Corp of the West arid any other Affiliated Company that is a participating company designated as such in accordance with the Member Company Article by the Board of Directors as participating in this Plan.

2.9 Compensation.

?Compensation? refers to all Compensation paid during the Plan Year under consideration as W-2 income by the Employer to an Employee during such time the Employer was a Member Company, excluding director?s fees and including amounts deferred pursuant to Code section 401(k)(2), or Code section 403(b), or contributed to any welfare benefit plans maintained by the Employer through a reduction in the Employee?s Compensation which, pursuant to Code section 125, or 132(f)(4) are not included in the gross income of the Employee for the taxable year in which such amounts are contributed. It excludes all contributions by the Employer to the Plan and to any other retirement or deferred compensation plan maintained by the Employer and excludes amounts in excess of One Hundred Fifty Thousand Dollars ($150,000) for the Plan Year or such other amount as may be prescribed by law in accordance with Code section 401(a)(17).

If the period for determining Compensation used in calculating an Employee?s allocation for a determination period is a short Plan Year (i.e., shorter than twelve (12) months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

2.10 Employee.

An Employee is an individual who is employed by the Employer or who is on a Leave Of Absence. Directors acting solely in that capacity and independent contractors shall not be Employees nor shall Employee include: those whose Compensation and conditions of employment are established by the terms of a collective bargaining agreement to which the Employer is a party and which does not specifically provide for coverage under the Plan.

Employee shall exclude leased employees as defined under Code section 414(n) and non-resident aliens with no income from U.S. sources.

2.11 Employer.

The ?Employer? shall mean Capital Corp of the West and any Affiliated Employer to which the Board elects to extend coverage under this Plan and Trust pursuant to resolutions of the Board.

2.12 Employer Account.

The ?Employer Account? or ?Account? is the separate account maintained for each Participant to which all Employer contributions shall be allocated and to which Forfeitures shall be reallocated and which includes the Company Stock Account and General Account. If necessary or appropriate, the Employer Account shall be further segregated into subaccounts at the discretion of the Plan Administrator.

A. Company Stock Account.

?Company Stock Account? shall mean that portion of a Participant?s Account which is credited with:

1.	Shares of Company Stock which are purchased and paid for by the Trust, contributed to the Trust or forfeited under the provisions of Article VI; and

2.	Stock dividends paid with respect to Company Stock held in the Participant?s Company Stock Account.

B. General Account.

?General Account? shall mean that portion of a Participant?s Account which is credited with:

1.	Company or Member Company contributions of cash, contributed under this Plan as contributions under the ESOP provisions of this Plan;

2.	Forfeitures of other than Company Stock;

3.	Cash dividends paid with respect to Company Stock held in the Participant?s Company Stock Account; and

4.
The Participant?s share of such other Plan income, gains or losses as are properly credited to such Account pursuant to the terms of this Plan and The General Account shall be debited for amounts paid by the Trustees for the purchase of Company Stock or for repayment of debt incurred by the Plan for the purchase of Company Stock.

C. Suspense Account.

?Suspense Account? shall mean an account established pursuant to the provisions of Article VI.

2.13 ERISA.

?ERISA? refers to the Employee Retirement Income Security Act of 1974, as amended.

2.14 Exempt Loan.

?Exempt Loan? shall mean a loan to the Plan by a disqualified person (as defined in Code section 4975(e)(2)) or a loan to the Plan which is guaranteed by a disqualified person. Such loan includes a direct loan of cash, a purchase-money transaction, and an assumption of such an obligation by the Plan. An Exempt Loan must satisfy the provisions of Treasury Regulation section 54.4975-7(b).

2.15 Fair Market Value.

?Fair Market Value? shall mean the closing price on the Valuation Date (or, if there is no closing price, then the closing bid price) of Qualifying Employer Securities as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such Qualifying Employer Securities are listed, or if the Qualifying Employer Securities are not listed on a securities exchange in the United States, the mean between the dealer closing ?bid? and ?ask? prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or NASDAQ?s successor, or if not reported on NASDAQ, the Fair Market Value of the Qualifying Employer Securities as determined by a qualified independent appraiser meeting requirements similar to those contained in Treasury regulations under Code section 170(a)(1) and Department of Labor Regulations under ERISA section 3(18).

2.16 Family Member.

A ?Family Member? includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

2.17 Forfeiture.

?Forfeiture? refers to the amount of non-vested Accrued Benefits in a Participant?s Employer Account which are reallocated to the Employer Accounts of other Participants.

2.18 Highly Compensated Employee.

A ?Highly Compensated Employee? means a Highly Compensated Active Employee and a Highly Compensated Former Employee.

For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding twelve (12) month period is called a look-back year. The determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year, or, if elected by the Employer, the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than twelve (12) months, the calendar year ending with or within the twelve (12) month period ending with the end of the applicable determination year).

Effective for years beginning after December 31; 1996, the term Highly Compensated Employee means any Employee who:

A.	Was a five percent (5%) owner at any time during the Plan Year or the preceding Plan Year; or

B.	For the preceding Plan Year had Compensation from the Employer in excess of Eighty Thousand Dollars ($80,000).

The Eighty Thousand Dollar ($80,000) amount is adjusted at the same time and in the same manner as under Code section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The term ?top-paid group? indudes all Employees who are among the highest paid twenty percent (20%), but excluding the following Employees unless the Employer elects not to exclude them:

A.	Employees who have not completed six (6) months of service;

B.	Employees who normally work less than seventeen and one-half (17?1/2) hours per week;

C.	Employees who normally work not more than six (6) months a year;

D.	Employees who are included in a unit of Employees covered by a collective bargaining agreement, except as otherwise provided in the regulations;

E.	Employees who have not attained the age of twenty-one (21); and

F.	Employees who are nonresident aliens and receive no U.S.-source earned income from the Employer.

For purposes of this Definition section, ?Compensation? has the meaning given that term by Code section 415(c)(3), and includes amounts deferred pursuant to Code section 402(e)(3) (with respect to cash or deferred arrangements as defined in section 401(k)(2)), section 402(h) (with respect to simplified employee pension plans) or section 403(b), or contributed to any welfare benefit plans maintained by the Employer through a reduction in the Employee?s Compensation which, pursuant to Code section 125, are not included in the gross income of the Employee for the taxable year in which such amounts are contributed.

A Highly Compensated Former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with appropriate Treasury Regulations.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code section 414(q) stated above are treated as having been in effect for years beginning in 1996.

A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee?s fifty-fifth (55th) birthday.

2.19 Hour Of Service.

?Hour Of Service? means:

A.	Each hour for which an Employee is directly or indirectly compensated or entitled to Compensation from the Employer for the performance of duties during the applicable computation period;

B.
Each hour for which an Employee is directly or indirectly compensated or entitled to Compensation from the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty or leave of absence) during the applicable computation period; and

C.	Each hour for which back pay is awarded or agreed to by the Employer, without regard to mitigation of damages.

Hours Of Service will be credited for employment with other members of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), or a group of trades or businesses under common control (under Code section 414(c)) of which the Employer is a member or any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

Hours Of Service will also be credited fur any individual considered an Employee for purposes of this Plan under Code section 414(n).

Notwithstanding subparagraph B above, no more than five hundred one (501) Hours Of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). An hour for which an Employee is directly or indirectly paid, or entitled to payment, for which no duties are performed is not required to be credited to the Employee if such payment is made or due under a Plan maintained by the Employer solely for the purpose of complying with applicable worker?s Compensation, unemployment Compensation or disability insurance laws. In addition, Hours Of Service are not required to be credited hereunder for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The provisions of sections 2530.200b-2(b) and (c) of the Department of Labor Regulations are incorporated herein by reference.

Solely for purposes of determining whether a One (1) Year Break In Service, as defined in the One (1) Year Break In Service section of Article II, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours Of Service in accordance with the second paragraph of the Hours Of Service section of Article II.

Service will be determined on the basis of semi-monthly periods worked. An Employee wifi be credited with ninety-five (95) Hours Of Service if under this Section of the Plan an Employee would be credited with at least one (1) Hour Of Service during the semi-monthly period.

For purposes of this Hour Of Service section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through a trust, fund or insurer to which the Employer contributes or pays premiums.

2.20 Leave Of Absence.

A ?Leave Of Absence? shall refer to that period during which the Participant is absent without Compensation and for which the Administrative Committee, in its sole discretion, has determined him to be on a ?Leave Of Absence? instead of having terminated his employment. (However, such discretion of the Administrative Committee shall be exercised in a nondiscriminatory manner.) In all events, a Leave Of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant?s re-employment rights as a member of the arnLLd forces cease to be protected by law and a Leave Of Absence for any other reason shall end after six (6) months, except that if the Participant resumes employment with the Employer prior thereto, the Leave Of Absence shall end on such date of resumption of employment. The date that the Leave Of Absence ends shall be deemed the Termination Date if the Participant does not resume employment with the Employer. In determining a Year Of Service For Accrual Of Benefits, all such Leaves of Absence shall be considered to be periods when the Employee is a Participant.

2.21 Member Company.

?Member Company? shall mean Capital Corp of the West, and any Affiliated Company?s which as of the effective date of this restated document are hereby designated by the Board of Directors in this Article as participating in this Plan.

2.22 Net Profits.

The ?Net Profits? mean the Employer?s Net Profits for the taxable year of the Employer (coinciding with or within which the plan year ends) as calculated at the end of the taxable year, in accordance with the Employer?s regular accounting practices, becore state and federal income taxes and without reduction by reason of the Employer?s contributions under the Plan and any other plan maintained by the Employer and described in Code section 401(a) and section 403(a).

The ?Net Profits? shall also mean the Employer?s accumulated Net Profits for all years prior to the taxable year of the Employer, described in the preceding paragraph of this section. Such accumulated Net Profits shall be calculated in accordance with the Employer?s regular accounting practices, before state and federal income taxes which would be refunded (as a result of contributions to the Plan), without reduction by reason of the Employer?s contributions, made for the current Plan Year, under the Plan and any other plan maintained by the Employer and described in Code section 401(a) or section 403(a).

2.23 Normal Retirement Age.

The ?Normal Retirement Age? is attained on the first (1st) day of the month on or next following the later of:

A.	The date a Participant attains age sixty-five (65); or

B.	The fifth (5th) anniversary of the Participant?s becoming a Participant in the Plan.

2.24 One (1) Year Break In Service.

A ?One (1) Year Break In Service? means a Plan Year in which the Participant has not completed more than five hundred (500) Hours Of Service.

However, in determining a One (1) Year Break In Service for a Plan Year in which, or following which, a maternity or paternity absence (as defined below) occurs, the following shall apply: the Hours Of Service which normally would have been credited but for the maternity or paternity absence (or eight (8) Hours Of Service per day if the Administrative Committee is unable to determine the Hours Of Service which normally would have been credited) shall be credited to the Plan Year in which such absence begins, if the Employee would incur a One (1) Year Break In Service if the hours were not so credited; in all other cases the Hours Of Service shall be credited to the following Plan Year. The total Hours Of Service credited under a maternity or paternity absence shall not exceed five hundred one (501) hours. A ?maternity or paternity absence? is one in which the Employee is absent from work because of: (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) the caring for such child immediately following such birth or placement.

As a condition of an Employee being credited with Hours Of Service pursuant to this paragraph, the Administrative Committee can require that the Employee timely furnish such information as is reasonably necessary to establish that the absence from work was for a cause stated in subparagraphs (i)-(iv) and the number of days attributable to such cause.

2.25 Participant.

A ?Participant? shall refer to every Employee or former Employee who has met the applicable participation requirements of Article Ill.

2.26 Plan.

?Plan? refers to this Stock Bonus Employee Stock Ownership Plan and Trust Agreement, which shall be known as the Capital Corp of the West Employee Stock Ownership Plan.

2.27 Plan Administrator.

The ?Plan Administrator? shall be the Administrative Committee designated in a resolution adopted by the Board of Directors, pursuant to Article IX, who shall accept the designation in writing.

2.28 Plan Year.

A ?Plan Year? is the period from the first (1st) day of January to the last day of December, annually.

2.29 Qualified Election Period.

?Qualified Election Period? shall mean the period of six (6) Plan Years beginning with the later of (i) the Plan Year after the Plan Year in which the Participant attains age fifty-five (55); or, (ii) the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

2.30 Qualified Participant.

?Qualified Participant? shall mean a Participant who has attained age fifty- five (55) and who has completed at least ten (10) years of participation in the Plan.

2.31 Qualifying Employer Security.

?Qualifying Employer Security? shall mean common stock of the Employer which meets the requirements of Code section 409(1).

2.32 Retirement.

?Retirement? refers to the termination of employment of an Employee who has attained at least Normal Retirement Age. The Employee may work beyond Normal Retirement Age, in which case Employer contributions and Forfeitures shall continue to be allocated to the Employer Account of the Employee.

2.33 Service.

?Service? means:

A.
The period (measured in years and days) for which an Employee is directly or indirectly compensated or entitled to Compensation from the Employer for the performance of duties during the applicable computation period;

B.
The period for which an Employee is directly or indirectly compensated or entitled to Compisation from the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty or leave of absence) during the applicable computation period; and

C.	Each period after the effective date of this Plan for which an Employee was directly or indirectly paid or entitled to be paid by the Employer.

Service will be credited for employment with other members of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), or a group of trades or businesses under common control (under Code section 414(c)) of which the Employer is a member or any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o) for the period of such affiliation or common control. Service with a predecessor employer, however, wifi not be recognized for purposes of eligibility, vesting or benefit accrual unless specifically required by the Code or ERISA or unless the Plan is amended by the Board to provide for such recognition.

Notwithstanding subparagraph B, above, no more than five hundred one (501) Hours Of Service is required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and for which an Employee is directly or indirectly paid, or entitled to payment, if such payment is made or due under a plan maintained by the Employer solely for the purpose of complying with applicable worker?s Compensation, unemployment Compensation or disability insurance laws. The provisions of sections 2530.200b-2(b) and (c) of the Department of Labor Regulations are incorporated herein by reference.

2.34 Stock.

?Stock? shall mean Qualifying Employer Securities.

2.35 Termination Date.

The ?Termination Date? shall be the date on which the earliest of the following events occurs:

A.	A Participant?s retirement;

B.	A Participant?s termination of employment as a result of Total And Permanent Disability;

C.	A Participant?s death; or

D.	A Participant?s termination of employment for any other reason.

2.36 Total And Permanent Disability.

?Total And Permanent Disability? shall refer to the Participant suffering from a physical or mental condition which results in the inability to perform any gainful employment, resulting in terminatidn of service with the Employer and which is determined to qualify as Total And Permanent Disability under the Federal Social Security Acts by the Social Security Administration.

2.37 Total Service For Vesting.

?Total Service For Vesting? shall mean the sum of each separate Year Of Service For Vesting credited to the Participant; however, if the Participant incurs at least five (5) consecutive One (1) Year Breaks in Service, his Years of Service for Vesting rendered after such break in service shall only be counted for purposes of determining his vested benefits accruing after such break in service, not for determining his vested benefits accruing before such break.

2.38  Trust.

?Trust? means the Trust created under this Employee Stock Ownership Plan and Trust Agreement.

2.39 Trust Fund.

The ?Trust Fund? consists of the Employer contributions held by the Plan and any income or appreciation thereon.

2.40 Unallocated Stock Account.

The account used to hold Qualifying Employer Securities acquired with loan proceeds pursuant to the ?Loans From Disqualified Persons? section below.

2.41 Valuation Date.

?Valuation Date? means the last day of each Plan Year as specified and described in the Valuation Of Assets And Allocations section of the Plan and any such other dates during the Plan Year as may be specified by the Administrative Committee in accordance with such Valuation Of Assets And Allocations section.

2.42 Year Of Service For Accrual Of Benefits.

A ?Year Of Service For Accrual Of Benefits? means a Plan Year during which the Employee had not less than one thousand (1,000) Hours Of Service as a Participant. If the Participant entered the Plan other than on the first (1st) day of the Plan Year, au Hours Of Service rendered by the Participant during that Plan Year, whether or not rendered as a Participant, shall be treated as if they were Hours Of Service as a Participant.

2.43 Year Of Service For Participation.

A ?Year Of Service For Participation? means the twelve (12) consecutive month period commencing with the date the Employee first performs an Hour Of Service for the Company or a Member Company and each anniversary date thereof in which the Employee was credited with not less than one thousand (1,000) Hours Of Service during such twelve (12) consecutive month period. If the Employee does not have one thousand (1,000) Hours Of Service for such twelve (12) consecutive month period, a Year of Service for Participation shall be the earliest twelve (12) consecutive month period coinciding with the Plan Year (which begins during the Employee?s initial twelve (12) consecutive months of employment) in which the Employee is credited with one thousand (1,000) Hours Of Service.

2.44 Year Of Service For Vesting.

A ?Year Of Service For Vesting? shall mean a Plan Year, after the effective date of this Plan, during which the Employee had not less than one thousand (1,000) Hours Of Service after attaining age eighteen (18).

ARTICLE III - ELIGIBILITY TO PARTICPATE

3.1 Initial Entry.

Every Employee who has attained the age of twenty-one (21) and completed one (1) Year of Service for Participation shall participate in the Plan on the Plan Entry Date (if employed on that date) immediately following the later of the date on which he completes One year of service for participation or attains the age of twenty-one (21). ?Plan Entry Date? shall mean the Effective Date of the Plan and each subsequent January 1 or July 1 thereafter. All Participants shall be required to furnish such information to the Administrative Committee as it may reasonably request for the proper administration of the Plan.

3.2 Resumption of Participation.

A former Employee who previously was a Participant in this Plan and is reemployed by the Employer before incurring a One Year Break in Service, shall again become a Participant as of the first Plan Entry Date following the date of his reemployment as an Eligible Employee.

A former Employee who (i) previously was a Participant in this Plan and (ii) is reemployed by the Employer, after incurring a One Year Break in Service shall again become a Participant as of the first Plan Entry Date following the date of his reemployment as an Eligible Employee.

A former Employee who (i) was previously a Participant in this Plan, (ii) is reemployed by the Employer, after incurring five or more consecutive One Year Breaks in Service shall again become a Participant pursuant to the Eligibility To Participate article, by completing a Year Of Service For Participation following reemployment.

A former Employee who is reemployed by the Employer, but who had not yet satisfied the requirements to become a Participant in this Plan, shall become a Participant pursuant to the Eligibility To Participate article, by completing a Year Of Service For Participation following reemployment.

The Committee may adjust the above service requirement, as necessary, to make the Plan available to a newly-acquired Employee group, provided that the adjustment (1) is not more restrictive than the above requirement, and (2) does not discriminate in favor of Highly Compensated Employees.

ARTICLE IV - CONTRIBUTIONS TO THE TRUST

4.1. Amount Of Contributions To Participants.

As of the last day of each fiscal year, the Company and each Member Company respectively, may make a contribution to the Trust for the exclusive benefit of Employees of the Company and the employees of each Member Company, in such amount as shall be determined by the Board of Directors. Alternatively, the Board of Directors may elect to cause the Company to make the contribution to the Plan for all Member Companies, in an amount it determines in its discretion, anu on the internal books and records of the Member Companies, charge the expense of the contribution to the respective Member Companies. The contributions for each Member Company?s employees shall be allocated in accordance with the Manner Of Allocation article.

The amount of all contributions shall be paid to the Trustee on or before the time required by law for filing the Employer?s federal income tax return (including extensions) for the year with respect to which the contribution is made. However, no Employer contributions may be made in any Plan Year to the extent that they would be directly allocated to the Suspense Account created pursuant to the Limitation On Allocations To Each Participant section below, or the maximum amount deductible from Employer?s income for such year under Code section 404(a)(3) or 404(a)(9) would be exceeded, whichever is applicable, unless such excess contribution is necessary to make payments on an Exempt Loan. Notwithstanding any other provision contained herein, the Employer shall make a contribution each year in an amount not less than the amount required to make any payment due during such year under an Exempt Loan, if any

Employer contributions shall be discretionary in an amount decided upon and fixed (in dollar amount or by formula) by the Board of Directors.

Participants shall not be entitled to make Contributions to the Trust. Rollovers shall not be accepted from plans not sponsored by the Employer.

4.2 Manner Of Allocation.

Employer discretionary contributions and the respective Forfeitures from Accounts, if any, during such year, shall be added together and allocated as of the last day of such year, to the Accounts each Participant who is an Employee on the last day of such Plan Year and who has a Year Of Service

For Accrual Of Benefits for the Plan Year, in the same proportion that each such Participant?s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For this article, no Compensation prior to the effective date the Participant?s Employer was designated a Member Company by the Board, shall be counted. (Employees who terminate employment before the last day of the Plan Year on account of death or retirement shall receive an allocation only if they have a Year Of Service For Accrual Of Benefits for such Plan Year.)

4.3 Permissible Types Of Employer Contributions.

Payments on account of the contributions due from the Employer for any year may be made in cash or in kind, specifically including Qualifying Employ Securities; except that assets may not be contributed if such contribution violates the prohibited transaction rules of Code section 4975, or the corresponding rules under ERISA section 406, if applicable.

4.4 Interim Allocation To Unallocated Stock Account.

Qualifying Employer Securities purchased with an Exempt Loan when initially acquired by the Trustees shall be credited to .the Unallocated Stock Account. The balance in the Unallocated Stock Account shall be released in accordance with Section 8.11 and the Qualifying Employer Securities so released shall be allocated as of the last day of each Plan Year in accordance with Manner Of Allocation section above.

4.5 General Accounting.

The Committee shall establish accounting procedures for the purpose of making the allocations to Participant?s Accounts provided for in this Article 1V, including corrective allocations to the extent necessary to achieve proper account balances and benefits in a nondiscriminatory manner, including, but not limited to, corrective allocations out of Forfeitures in any given year, prior to applying the allocation rules in the Manner Of Allocation Article. The Committee shall maintain adequate records of the aggregate cost basis of Qualifying Employer Securities allocated to each Participant?s Employer Account. The Committee shall also keep separate records of financed shares and discretionary contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Exempt Loan. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Article IV and the requirements of the Code and ERISA.

4.6 Additional Provisions.

Employer contributions shall not be made for any Plan Year in amounts which cannot be allocated to Participant?s Accounts by reason of the allocation limitations described in Article V or in amounts which are not deductible under Code section 404(a). Any Employer contributions which are not deductible under Code section 404(a) may be returned to the Employer by the Trustees (upon the direction of the Employer) within one (1) year after the disallowance of the deduction or after it is determined that the deduction is not available. In the event that Employer contributions are paid to the Trust by reason of a mistake of fact, such Employer contributions may be returned to the Employer by the Trustees (upon the direction of the Employer) within one (1) year after the payment to the Trust.

ARTICLE V - ADMINISTRATION OF ACCOUNTS

5.1 Investments.

The amounts allocated to the Employer Accounts shall be invested by the Trustees as directed in accordance with Article VIII, primarily in Qualifying Employer Securities.

5.2 Invest In Single Fund And Reasonable Rules.

The Trustees may cause all contributions paid to it by the Employer and the income therefrom, without distinction between principal and income, to be held and administered as a single fund, and the Trustees shall not be required to invest separately any share of any Participant except as provided in the Non-Segregation If Installment Distribution section below. The Trustees may adopt reasonable rules for the administration of such common fund and for the determination of the proportionate interest of each Participant in the fund.

5.3 Valuation Of Assets.

The assets of the Trust Fund will be valued as of the close of the last day of each Plan Year (i.e., the Valuation Date) at their Fair Market Value in accordance with the Fair Market Value definition in Article II. In addition to valuations as of the last day of each Plan Year, the Trust Fund may, but shall not be required to, be evaluated at such Valuation Dates during the Plan Year as the Administrative Committee deems appropriate

The Employer Account of each Participant (or Employer Accounts if the Participant has Accrued Benefits for service incurred both prior and subsequent to a One (1) Year Break In Service), including any Employer Account held in suspense, shall be adjusted for any net appreciation or net depreciation in the assets of the Plan and any net income or net loss of the Trust for such year, including interest or dividends whether such dividends are paid in cash or in shares, with each Account being credited or charged in the ratio that the amount of the Account (as of the close of the last day of the Plan Year) bears to the total (as of the close of the last day of the Plan Year) of all remaining non-segregated Accounts. For the purpose of such adjustment of accounts, any contribution made by the Employer with respect to that Plan Year shall be considered as having been made immediately after such evaluation and adjustment. In making the adjustments required by this section the value of any amounts segregated in accordance with the Non-Segregation If Installment Distribution section below, shall not be considered r determining the amount of net appreciation, depreciation, gain or loss to be allocated to such Account. The amount of any net appreciation, depreciation, gain or loss with respect to such cash value or segregated Account shall be allocated to the individual Account with respect to which it arose. In addition to the evaluations required by the first sentence of this paragraph, the Trust Fund may be evaluated at such other times during the Plan Year as the Trustee or the Administrative Committee deems prudent and in the best interest of the Plan using the method set forth in the Fair Market Value definition in Article II. -

For purposes of all computations required by this section, the accrual method of accounting shall be used to value the Trust Fund and the assets thereof at their Fair Market Value as of each Valuation Date. Qualifying Employer Securities shall be accounted for as provided in Treasury Regulation section 1.402(a)-1(b)(2)(ii), as amended, or any regulation or statute of similar import. A stock split of the securities held by the Plan, whether they are Employer Securities, or whether issued by another corporation shall not be considered income or appreciation of the Trust Fund. A stock split, in contrast to a stock dividend, shall be recorded on the books of the Trust and shall adjust the number of securities held in any Account of the Plan effective on the legal effective date of the stock split as determined by the issuer.

5.4 Limitations On Allocations To Each Participant.

The maximum annual addition for any Plan Year which can be made to any individual Participant?s Employer Accounts, taken together, is the lesser of Thirty Thousand Dollars ($30,000) or twenty-five percent (25%) of the Participant?s Compensation. In addition the increased limitations provided in Code section 415(c)(6) shall apply if appropriate. For purposes of Subsections 5.4A, B and C the annual addition is the sum of the following amounts allocated to the Accounts of the individual Participant for the Plan Year of the Trust (which shall be the limitation year for purposes of Code section 415) under this and all other defined contribution type plans maintained by the Employer:

A.	Employer contributions;

B.	Forfeitures (if applicable);

C.	Participant contributions;

D.	Amounts allocated to an individual medical account (as defined in Code section 415(l)(2)) that is part of a defined benefit plan maintained by the Employer; and

E.
Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by the Employer.

If the provisions of this Defined Contribution Plan Limitations Article limit the amount which can be allocated to the Employer Account of any Participant for a Plan Year, the excess amount which cannot be allocated for the Plan Year shall be held in the Suspense Account to be allocated on the last day of each succeeding Plan Year until the funds in the Suspense Account have been completely reallocated. No further Employer contributions may be made to the Plan until the Suspense Account has been completely reallocated. Any Participant contributions which exceed such limitations shall be returned to the Participant. No investment gains and losses or other income shall be allocated to the Suspense Account.

5.5 Allocation Limitation-- More Than One Defined Contribution Plan.

If the Employer contributes to more than one (1) defined contribution plan and as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant?s Compensation, a reasonable error in determining the amount of elective deferrals under section 402(g)(3) or other limited facts and circumstances which the Internal Revenue Service finds to he applicable, an amount which would otherwise be allocated would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated as follows:

A.	Any nondeductible Employee voluntary contributions under any other defined contribution plan, to the extent they would reduce the excess amount will be returned to the Participant.

B.
Any unmatched Employee salary deferrals under a cash or deferred arrangement within the meaning of Code section 401(k), to the extent they would reduce the excess amount will be returned to the Participant. To the extent necessary to further reduce the excess amount, all salary deferrals under a cash or deferred arrangement within the meaning of Code section 401(k), whether or not there was a corresponding matching contribution, will be returned to the Participant.

C.
If the sum of the Annual Additions to a Participant?s Account, in all plans, considered as one (1), would exceed said limitations, and in the event that the return to a Participant of the Participant?s contributions under the preceding paragraphs should still fail to alleviate such excess amount, then the amount of such excess shall be reallocated in the profit sharing plan of the Employer then in the defined contribution pension plan (or if more than one (1) defined contribution pension plan, in the order selected by the Employer).

The otherwise permissible Annual Additions for any Participant under this Plan may also be further reduced to the extent necessary as determined by the Employer, to prevent disqualification of benefits payable to Participants who also may be participating in another tax-qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Employer shall advise affected Participants of any additional limitations on their Annual Additions required by the foregoing.

Any excess amounts attributed to this Plan shall be returned to the Employer or be held in a Code section 415 limitation Suspense Account.

5.6 Designation Of Beneficiary.

Each Participant may designate from time to time in writing one (1) or more Beneficiaries, who will receive the Participant?s vested Accrued Benefit in the event of the Participant?s death. If the Participant dies without having made a Beneficiary designation, the Trustees shall distribute such benefits in the following order of priority to the deceased Participant?s:

A.	Spouse;

B.	Lineal descendants;

C.	Parents; or

D.	Estate.

However, in the event of the death of a married Participant, the surviving spouse must be the sole Beneficiary unless the surviving spouse has consented in writing to a different election, has acknowledged the effect of such election, and the consent and acknowledgment are witnessed by a member of the Administrative Committee or a notary public. The consent of spouse shall not be necessary if it is established to the satisfaction of the Administrative Committee that there is no spouse, the spouse cannot reasonably be located, or for such other reasons as the regulations may prescribe. The consent of a spouse as reason for not requiring such consent shall be applicable only to that spouse. If the spouse of a Participant becomes locatable or if a Participant remarries, it shall be the duty of the Participant to bring that fact to the attention of the Administrative Committee. If the Participant so notifies the Administrative Committee, the Administrative Committee shall then, if applicable, proceed to make available to such spouse the consent of spouse procedures described in this Section.

5.7 Participant Voting And Exercise Of Stock Rights.

A.
Each Participant shall be entitled to direct the Trustees as to the manner in which any Qualifying Employer Securities which are a registration-type class of securities (as defined in Code section 409(e)(4)) which are allocated to the Employer Account of the Participant are to be voted. With respect to any class of Qualifying Employer Securities which is not a registration-type class of securities (as defined in Code section 409(e)(4)), a Participant shall be entitled to direct the Trustees as to the manner in which voting rights will be exercised with respect to any corporate matter which involves the voting of such shares allocated to the Participant?s Company Stock Account with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transactions as may be prescribed in Treasury regulations.

B.
The Trustees shall notify Participants at least thirty (30) days (or a lesser period if thirty (30) days if impossible or impractical) prior to the voting or other exercise of rights referred to in paragraph A of this section. The notice shall include all proxy solicitations and other materials distributed to other shareholders holding any of the shares of stock described in this Plan as Qualifying Employer Securities.

C.
The Trustees shall vote any shares and exercise any other rights with respect to applicable Qualifying Employer Securities in the manner instructed by the Participant. The Trustees shall vote any shares and exercise any other rights with respect to Qualifying Employer Securities as to which it receives no such instructions (either because the Participant does not timely give such instructions, or because the shares have not yet been allocated to the Employer Accounts, or if because the Trustees are not required to be directed) as the Trustees in their sole discretion, but acting in a fiduciary capacity, deems in the best interests of the Participants and their Beneficiaries.

ARTICLE VI- VESTING

6.1 Employer Account Vesting On Death, Retirement, Or Total Permanent Disability.

If a Participant?s employment is terminated for death, on or after Normal Retirement Age, or due to Total And Permanent Disability, one hundred percent (100%) of the Accrued Benefit in his Employer Account, shall vest in the Participant (or in his Beneficiary, as the case may be) and shall be distributed or set aside in accordance with the provisions of Article VII.

6.2 Employer Account Vesting On Termination.

If a Participant?s employment is terminated for any reason except for death, Total And Permanent Disability or on or after Normal Retirement Age, the following percentages of the Accrued Benefit in the Employer Account of the Participant shall vest in the Participant and shall be distributed to or set aside for him in accordance with the provisions of Article VII:

Years of Service	Vested Percentage
Less than 3	0%
3	20%
4	40%
5	60%
6	80%
7 or More	100%

The Accrued Benefit of a Participant which is not vested as above provided shall be retained by the Trustees for allocation as a Forfeiture, in accordance with the provisions of Manner Of Allocation section above, Suspense Account for Terminated Participants and Unable To Locate Participant Or Beneficiary sections below.

6.3 Restoration Of Forfeitures.

If a Participant is less than one hundred percent (100?/o) vested and he receives a distribution from the Plan and forfeits part of his Accrued Benefit, and then, if the Participant resumes employment with the Employer before the occurrence of five (5) consecutive One (1) Year Breaks in Service, until such time as there is a fifth (5th) consecutive One (1) Year Break In Service, the Participant?s vested portion of the balance in his Account at any time shall be equal to an amount (?X?) determined by the formula X = P(AB + D) - D, where ?P? is the vested percentage of the Participant at such time, ?AB? is the balance in the Participant?s Account at such time and ?D? is the amount distributed as a severance of employment benefit and not previously repaid by the Participant.

Notwithstanding the preceding paragraph, if the Participant returns to employment prior to the time he incurs five (5) consecutive One Year Breaks in Service, he shall have the right to repay to the Plan the full amount of the benefits previously distributed to him, provided that such repayment is made prior to the earlier of:

A.	Five (5) years after the first date on which the Participant is reemployed; or

B.	The date the Participant incurs five (5) consecutive One (1) Year Breaks in Service following the date of the previous distribution.

If an Employee is deemed to receive a distribution pursuant to the Restoration Of section below), and the Participant resumes employment covered under the Plan before the date the Employee incurs five (5) consecutive One (1) Year Breaks in Service, upon the reemployment of such Employee, the balance of the Employer Account of the Employee will be restored to the amount on the date of such deemed distribution.

If the Participant?s forfeited Accrued Benefit is restored pursuant to this section, the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

ARTICLE VII- DISTRIBUTION OF BENEFITS

7.1 Method of Distribution of Accounts.

A.
If a Participant?s vested Accrued Benefit at the Termination Date does not exceed Five Thousand Dollars ($5,000), the entire amount of such vested Accrued Benefit shall be distributed in the form of an involuntary Cash-Out. For all Accrued Benefits that exceed Five Thousand Dollars ($5,000), the Participant shall elect to receive his distribution in one of the following forms:

1.	A voluntary Cash-Out; or

2.	An installment distribution consisting of approximately equal annual installments (subject to the limitations of Time of Distribution section) over a term certain; or

3.	In any combination of the foregoing.

B.
The Participant shall receive his distribution of his Company Stock Account in the form of Qualifying Employer Securities except to the extent the Participant?s Account consists of fractional shares of Qualifying Employer Securities, the Fair Market Value of which shall be distributed in cash.

C.
The Participant shall receive his General Account in cash, except to the extent the participant requests a distribution of such account in Qualifying Employer Securities, in which case the Participant?s General Account will be applied to purchase such securities, to the extent available within the Trust or on the open market and distribute such securities in kind.

D.
Distributions shall be made by the Trustee(s) according to the directions of the Committee. If the Participant is zero percent (0%) vested in his Accrued Benefit, his account balance will be deemed to have been distributed to him in the form of a Cash-Out. The Committee shall have the authority to direct the distributions according to the terms and conditions of the Plan. A Participant or Beneficiary shall have the right to file a claim for benefits in accordance with the Plan. All methods of distribution to a Participant or Beneficiary shall be of equal value as of the date payments are to commence.

E.	The Company retains the power and discretion, pursuant to Code section 411(d)(6)(c), to amend the distribution forms and options in a nondiscriminatory fashion.

7.2 Time Of Distribution.

A.
After the Participant has attained the Normal Retirement Age, has died, or has terminated his employment due to Total and Permanent Disability, then the first installment, the lump-sum payment or Cash- Out, as the case may be, shall be made as soon as administratively feasible after the event occurs. However, in all events such distributions shall begin no later than sixty (60) days after the end of the Plan Year in which occurs the latest of the following:

1.	The date on which the Participant attains the earlier of age sixty-five (65) or the Normal Retirement Age;

2.	The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan;

3.	The Termination Date.

B.
Distribution to a Participant for all other events shall commence as soon as administratively feasible after the Valuation Date applicable under this subsection based on the Participant?s Termination Date. In determining the amount of any cash distribution made to a Participant pursuant to this Article VII, and subject to the Administrative Committee?s discretion to declare a special Valuation Date under the provisions of the Plan, the Fair Market Value of such distribution shall generally be determined:

1.	In the case of a Participant whose Termination Date is on or after January 1 but before July 1, by using the value of the account as of the preceding Plan year end Valuation Date;

2.
In the case of a Participant whose Termination Date is on or after July 1 but before January 1 of the next following Plan Year, by using the value of the account as of the Plan?s year end Valuation Date next following the Participant?s Termination Date.

C.
If the value of a Participant?s vested Accrued Benefit exceeds Five Thousand Dollars ($5,000), and the vested Accrued Benefit is immediately distributable, the Participant must consent to any distribution of such vested Accrued Benefit. The consent of the Participant shall be obtained in writing within the ninety (90) day period .ending on the distribution starting date. The: Plan Administrator shall notify the Participant of the right to defer any such distribution until the Participant?s vested Accrued Benefit is no longer immediately distributable. Such notification shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

D.
The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code section 401(a)(9) or Code section 415. In addition, upon termination-of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), the Participant?s vested Accrued Benefit will, without the Participant?s consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), then the Participant?s vested Accrued Benefit will be transferred, without the Participant?s consent, to the other plan if the Participant does not consent to an immediate distribution.

E.
The Participant?s vested Accrued Benefit is immediately distributable if any part of the vested Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age sixty-five (65).

For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the

Participant?s vested Accrued Benefit shall not include amounts within the meaning of Code section 72(o)(5)(B).

F.	If distributions are made in installments rather than a Cash-Out, then:

1.	The installments must be over a period certain not to exceed the life expectancy of the Participant or the life expectancy of the Participant and his designated Beneficiary, or

2.
The amount of the installment to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant?s entire interest by the life expectancy of the Participant: or the joint and last survivor expectancy of the Participant and his designated Beneficiary. If the Participant?s spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

G.
If the Participant dies after distributions to him have begun but before his entire vested Accrued Benefit has been distributed to him, the remaining portion of his vested Accrued Benefit shall be distributed from the Plan at least as rapidly as under the method of distribution previously established for him.

H.
If the Participant dies before distribution of his interest commences, then distributions of the Participant?s remaining vested Accrued Benefit must be completed by the end of the fifth (5th) calendar year following the year of his death. However, installment distributions to a designated Beneficiary which begin not later than the end of the calendar year following the death of the Participant shall be treated as complying with this five (5) year distribution requirement (even though the installment payments are not completed within five (5) years of the Participant?s death) if the distributions are made at a rate which is not longer than that calculated (in the manner described in this Time Of Distribution section) to provide payment of all the Participant?s vested Accrued Benefit during the anticipated life expectancy of the designated Beneficiary. Provided that if the designated Beneficiary is the surviving spouse of the deceased Participant, the distributions can begin as long after the Participant?s death as the date on which the deceased Participant would have attained the age of seventy and one-half (70?1/2). If the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this Subsection shall be applied as if the surviving spouse were the Participant.

If the Participant has not made an election pursuant to this article by the time of his or her death, the Participant?s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Subsection, or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant?s entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant?s death.

I.
For purposes of this article, any amount paid to a child of a Participant will be treated as if it had been paid to the surviving spouse of the Participant if such remaining amount becomes payable to the surviving spouse when the child reaches the age of majority.

J.
All distributions required under this section shall be determined and made in accordance with the proposed regulations under Code section 401(a)(9), including the minimum- distribution incidental benefit requirement of proposed Treasury Regulation section 1.401 (a)(9)?2.

For calendar years beginning after 1996, the required beginning date of a Participant, for purposes of required minimum distributions, is the later of:

1.	The first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70?1/2); or

2.	The calendar year in which the Participant retires if the Participant is not a five percent (5%) owner of the Employer.

K.	In every instance where Five Thousand Dollars ($5,000) appears in this article such amount is effective as of January 1, 1998.

7.3 Segregation If Installment Distribution.

The Administrative Committee may determine that the Employer Account of a Participant who is no longer an Employee shall be segregated and set aside, in which event the Administrative Committee shall direct the

Trustees to segregate the vested portion (as defined in Article VT) of the entire balance of the Participant?s Employer Account and to deposit such portion in a separate interest bearing account at a bank or savings and loan association, and said Account shall cease to participate in the income or net loss or appreciation or depreciation of the Trust Fund, as of the beginning of the Plan Year in which such segregation occurs, and instead will be credited with the full amount of interest earned thereon.

7.4 Non-Segregation If Installment Distribution.

In the event the Administrative Committee does not segregate (as provided in the Section entitled Segregation If Installment Distribution above) the Employer Account of a Participant, said Account shall continue to be treated, without interruption, in the same manner as when the Participant was an Employee, in which case the installment distributions shall be adjusted upward or downward to reflect appreciation or depreciation, or income or loss in the Account balance.

7.5 Distribution After Death Of Participant.

In the event of the death of a Participant after installment payments have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid in the form of the previously established installments except that the Beneficiary may request that the remaining Accrued Benefit be paid in a lump sum.

In the event of the death of the Participant prior to the start of any payments of his Accrued Benefit, distributions shall be made in the form and at the time or times selected by the Beneficiary pursuant to the Method Of Distribution Of Accounts section and the Time Of Distribution section of this Article.

7.6 Distribution After Death Of Beneficiary.

In the event of the death of a Beneficiary (or a contingent Beneficiary, if applicable) prior to the completion of payment of benefits due the Beneficiary from the Plan, the full amount of such unpaid benefits shall at once vest in and become the property of the estate of said Beneficiary. In determining the amount of such unpaid benefits, no adjustment shall be made by reason of any net income, or net loss, of the Trust, or any net appreciation or net depreciation by the Trust?s assets subsequent to the beginning of the Plan Year in which such final distribution occurs.

7.7 Direct Rollover.

The Plan Administrator shall advise any distributee entitled to receive an eligible rollover distribution, at the same time as the notice required to be given pursuant to Article VII (or such other time as is permitted by law) of his right to elect a direct rollover to an eligible retirement plan, pursuant to the provisions of this Section. To elect a direct rollover the distributee must request in writing to the Administrative Committee that all or a specified portion of the eligible rollover distribution be transferred directly to an eligible retirement plan.

For purposes of this Section, the following definitions shall apply:

A.	A ?direct rollover? is a payment by the Plan to the eligible retirement plan specified by the distributee.

B.
A ?distributee? includes an Employee or former Employee. In addition, the Employee?s or former Employee?s surviving spouse and the Employee?s (or former Employee?s) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section414(p), are distributees with regard to the interest of the spouse or former spouse.

C.
An ?eligible retirement plan? is a retirement plan which meets the requirements of Code section 401(a), an annuity described in Code section 403(a), an individual retirement account described in Code section 408(a), or an individual retirement annuity (other than an endowment contract) described in Code section 408(b), the terms of which permit the acceptance of a direct rollover of the distributee?s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity. The Administrative Committee may establish reasonable procedures for ascertaining that the eligible retirement plan meets the preceding requirements.

D.
An ?eligible rollover distribution? is any distribution from this Plan on or after January 1, 1993 of all or any portion of the balance to the credit of the distributee, except for distributions (or portions thereof) which are

1.	Part of a series of substantially equal periodic payments (not less frequently than annually) made over the life of the Employee (or the joint lives of the Employee and the

Employee?s designated Beneficiary), the life expectancy of the Employee (or the joint life and last survivor expectancy of the Employee and the Employee?s designated Beneficiary), or a specified period of ten (10) years or more;

2.	Required under Code section 401(a)(9) (relating to the minimum distribution requirements); or

3.
The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities described in Code section 402(e)(4)).

4.	Effective for distributions after December 31, 1998, any hardship distributions, as described in Internal Revenue Code section 401(k)(2)(B)(i)(IV).

7.8 Suspense Account For Terminated Participants.

If a Participant has terminated his employment but his Employer Account is not one hundred percent (100%) vested and he has not had five (5) One (1) Year Breaks In Service subsequent to his termination, all funds in his Employer Account shall be held in suspense until the happening of the soonest of the following:

A.	The Participant returning to employment with the Employer; or

B.	The occurrence of five (5) One (1) Year Breaks In Service with respect to the Participant; or

C.	The Participant attaining Normal Retirement Age; or

D.	The Participant receives a Cash-Out.

At such time the Participant?s Employer Account shall cease to be held in suspense. If a Participant has returned to employment prior to incurring five (5) One (1) Year Breaks In Service, his Employer Account which has been held in suspense shall be restored to his credit, less any Cash-Out which is not repaid in accordance with the Repayment Of Cash-Out section of this Article. If five (5) One (1) Year Breaks In Service occurs, the non- vested portion of the Employer Account held in suspense will be forfeited and reallocated in accordance with the Manner Of Allocation section above for the Plan Year in which such Forfeiture occurs; the vested portion shall be distributed in accordance with the provisions of Article VII. In the case of a Participant attaining Normal Retirement Age while his Employer

Account is being held in suspense, the entire vested amount will be distributed and the non-vested portion shall be forfeited in accordance with the provisions of this Article VII.

Such Account shall share in any appreciation, depreciation, or net income or loss as if it were not in suspense, except that an Account which is in suspense shall have no Forfeitures allocated to it for a Plan Year in which the Employee does not have a Year Of Service For Accrual Of Benefits.

Notwithstanding anything contained in this Suspense Account for Terminated Participants section to the contrary, upon the payment of a Participant?s vested Accrued Benefit through a Cash-Out, the non-vested portion of such Participants Accrued Benefit shall be forfeited and shall be reallocated for the Plan Year in which five (5) Or: (1) Year Breaks In Service occurs in accordance with the Manner Of Allocation section above.

7.9 Unable To Locate Participant Or Beneficiary.

If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to locate the Participant or Beneficiary, including the sending of notification by certified or registered mail to his last known address, the Administrative Committee may direct the Trustees to take any of the following actions:

A.
Distribute the benefits in question to an interest bearing savings account established in the name of the Participant or Beneficiary; or, if the benefits are payable to a Participant (as reasonably determined by the Administrative Committee) the Administrative Committee may instruct the Trustees to distribute the funds to the Participant by placing them in a savings account in the Participant?s name or by purchasing U.S. Savings Bonds in the Participant?s name and holding them for the Participant;

B.
If the Administrative Committee has taken the reasonable efforts, as described in the preceding sentence, to locate the Participant, the Administrative Committee may allocate the Participant?s Accrued Benefits to a segregated account in the manner described in the Segregation Of Installment Distributions section in this Article, as if an installment distribution were being made; however, such funds shall be held in the segregated account for distribution to the Participant when located;

C.
The Participant?s Accrued Benefits may be forfeited and reallocated pursuant to the Manner Of Allocation section above; if the Participant subsequently returns, such Forfeiture shall be restored and shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

7.10 Repayment Of Cash-Out.

If a Participant receives a Cash-Out distribution from the Plan as a result of ceasing to be an Employee, and is less than one hundred percent (100%) vested in his Accrued Benefit at such time, Participant shall have the right to repay to the Plan the Cash-Out distribution received from the Plan, prior to the sooner of (i) five (5) years from the individual again becoming an Employee, or the completion of five (5) consecutive One (1) Year Breaks in Service following the date of distribution of the Cash-Out to the Participant. If the Participant makes such payment within the time specified in the preceding sentence, any non-vested portion of his Cash-O distribution which was forfeited pursuant to Section 7.8 will be restored to his credit. The permissible sources of restoration of the forfeited portion of a Cash- Out distribution are: income or gains from Plan investments, Forfeitures and Employer contribution. However, except with respect to the forfeited portion of a Cash-Out distribution, only amounts held in suspense pursuant to the Suspense Account For Terminated Participants section of this Article shall be used to satisfy such restoration.

7.11 Options Of Participants To Sell Stock.

A.
If the Qualifying Employer Securities are not readily tradable on an established securities market, and if the Employer is not a bank or financial institution prohibited by applicable federal or local law from redeeming its stock, a Participant or Beneficiary shall have the option to sell to the Employer all Qualifying Employer Securities which have been distributed to Participant or Beneficiary, at a price determined pursuant to a fair valuation formula which is calculated to provide the Fair Market Value of such securities as of the valuation date immediately preceding the date of the exercise of this ?put? option, during the sixty (60) day period immediately following the date on which Qualifying Employer Securities are distributed and for a sixty (60) day period beginning on the later of:

1.	The first (1st) day of the Plan Year immediately following the distribution of Qualifying Employer Securities to the Participant; or

2.	The first (1st) day following the expiration of the first sixty (60) day option period.

B.
The put option shall provide that if a Participant or Beneficiary exercises the put option, the Employer, (or the Plan, if the Plan so elects), shall repurchase the Qualifying Employer Securities in one of the following methods:

1.
Payment of the Fair Market Value of the Qualifying Employer Securities, determined as of the valuation date immediately preceding the date of the exercise of the put option, may be made in substantially equal payments not less frequently than annually, over a period not exceeding five (5) years. The first installment shall be paid not later than thirty (30) days after the Participant exercises the put option. The Employer will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

2.
The Employer may pay the Participant or Beneficiary an amount equal to the Fair Market Value, determined as of the valuation date immediately preceding the date of the exercise of the put option, of the Qualifying Employer Securities repurchased no later than thirty (30) days after the date the put option is exercised.

C.	The Trust shall have the option, but in no event the responsibility, to assume the rights and obligations of the Employer at the time the put option required by Section 7.11A is exercised.

7.12 Right Of First Refusal.

All shares of Qualifying Employer Securities distributed by the Trustee, except those which are readily tradable on an established securities market, shall be subject to a right of first refusal.? Such right shall provide that, prior to any subsequent transfer, the shares must first be offered by written offer to the Employer, unless the Employer is a bank or financial institution prohibited from redeeming its stock by applicable federal or local law, and Trust in any order of priority. In the event that the proposed transfer constitutes a gift or such other transfer at less than Fair Market Value, the Plan Administrator shall so advise the Trustees and the price per share shall be determined by the Trustee under the Fair Market Value definition in Article II as of the last day of the Plan Year, or in the case of a transaction between the Plan and a disqualified person as defined in Code section 4975(e)(2), as of the date of the transaction. In the event of a proposed purchase by a prospective bona fide purchaser, the offer to the Trust shall be at the greater of Fair Market Value, as determined above by the Trustees or at the price offered by the prospective bona fide purchaser. The Employer or Trust, as the case may be, may accept the offer at any time during a period not exceeding fourteen (14) days after the security holder gives written notice to the Trustees that an offer by a third (3rd) party to purchase the Qualifying Employer Securities has been received or that a transfer of any sort is to occur.

7.13 Other Restrictions.

Except as otherwise provided in this Article VII, a Participant may not be required to sell Company Stock to the Trust, nor may the Trustees enter into an agreement which obligates the Trust to purchase Company Stock. Shares of Company Stock which are held or distributed by the Trustees may be subject to restrictions on transferability as may be necessary to comply with applicable federal and state securities or banking laws. Other than such restrictions, and as provided in the Options Of Participants To Sell Stock and the Right Of First Refusal sections of Article VII no shares of Company Stock held or distributed b .he Trustees may be subject to a put, call or other option or buy/sell or similar arrangement. The provisions of this Article 7.13 shall continue to apply to Company Stock even though:

A.	Qualifying Employer securities acquired with the proceeds of an exempt loan are fully paid for; or

B.	The Plan ceases to be an employee stock ownership plan as defined in Code section 4975(e)(7).

7.14 Distribution Of Dividends.

On or before the thirtieth (30th) day after the close of each Plan Year the Administrative Committee shall direct the Trustees as to whether any or all of the cash dividends received on any Qualifying Employer Securities, if any, owned by the Plan shall be: (i) retained by the Plan and allocated pursuant to the Valuation Of Assets And Allocation Of Changes section; (ii) distributed to each Participant; or (iii) used to make payments on an Exempt Loan. In the event the Administrative Committee elects to cause the cash dividends to be distributed to Participants, each Participant shall receive, no later than ninety (90) days after the close of the Plan Year in which the dividend is paid, the pro rata share, computed in accordance with the provisions of the Valuation Of Assets And Allocation Of Changes section above, of such cash dividend (excluding earnings thereon).

7.15 Diversification Of Investments.

A.
Notwithstanding the Investments sections of Article V and Article VIII, each Qualified Participant shall be permitted to direct the Plan as to the investment of twenty-five percent (25%) of the value of the Participant?s Account balance attributable to Qualifying Employer Securities which were acquired by the Plan after December 31, 1986, within ninety (90) days after the last day of each Plan Year during the Participant?s Qualified Election Period. Within ninety (90) days after the close of the last Plan Year in the Participant?s Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of fifty percent (50%) of the value of such Account balance.

B.
The Participant?s direction shall be provided to the Administrative Committee in writing; shall be effective no later than one hundred eighty (180) days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth below the Participant selects.

C.
At the election of the Qualified Participant, the Plan shall distribute in cash the portion of the Participant?s Account that is covered by the election within ninety (90) days after the last day of the period during which the election can be made.

D.
In lieu of distribution under this Section, the Qualified Participant who has the right to receive a distribution may direct the Plan to transfer the portion of the Participant?s Account that is covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such plan permits Employee-directed investment. Such transfer shall be made no later than ninety (90) days after the last day of the period during which the election can be made.

7.16 Qualified Domestic Relations Orders.

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any ?alternate payee? under a ?Qarfid Domestic Relations Order? as those terms are defined in Code section 414(p). A distribution may be made to an alternate payee pursuant to a qualified domestic relations order at any time, regardless of whether the Participant has reached the ?earliest retirement age? under the Plan (as defined in Code section 414(p)(4)(B)), if the Qualified Domestic Relations Order requires such a distribution. However, nothing contained in this section or in a Qualified Domestic Relations Order shall entitle a Participant to receive a distribution prior to the time otherwise permitted under this Plan or entitle an alternate payee to receive a form of payment not otherwise permitted under the Plan.

Notwithstanding any other provisions of Article VII, any Accrued Benefit of a Participant may be apportioned between the Participant and the alternate payee (as defined in Code section 4l4(p)(8)) either through separate accounts or by providing the alternate payee a percentage of the

Participant?s Account. The Committee may direct distributions to an alternate payee pursuant to a Qualified Domestic Relations Order as defined in Code section 414(p)(1)(A) prior to the date on which the Participant attains the earliest retirement age, provided that the Committee has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a Qualified Domestic Relations Order as defined in Code section 414(p)(1)(A). The alternate payee shall be paid a separate account or a percentage of the Participant?s Account, computed as of the valuation date described in the Valuation Of Assets And Allocations Of Changes section of the Plan, in a lump sum payment notwithstanding the value of such lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan. The alternate payee shall not be required to consent to such lump sum payment. The Committee shall adopt reasonable procedures to determine the qualified status of Qualified Domestic Relations Orders and to administer the distributions thereunder.

ARTICLE VIII- DUTIES AND AUTHORITY OF TRUSTEE

8.1 Receive Payments.

The Trustees shall receive from the Employer the payments made by it on account of its contributions under the Plan but the Trustees shall have no duty to compute any amount due from the Employer or to collect the same.

8.2 Evaluate Assets.

The Trustees shall evaluate the assets of the Trust Fund as of the close of the last day of each Plan Year and on such other dates as determined by the Trustees and the Administrative Committee at their Fair Market Value and the Administrative Committee or its agent will allocate the sums contributed by the Employer plus the net income or minus the net loss of the Trust Fund and plus the net appreciation or minus the net depreciation in the Trust assets to separate bookkeeping accounts in the names of the respective Participants under the Plan in accordance with the provisions of the Fair Market Value definition in Article II and Valuation Of Assets And Allocations Of Changes sections of the Plan.

8.3 Segregation Of Accounts.

When directed in writing by the Administrative Committee, the Trustees shall segregate the Accounts of terminated Participants in accordance with the provisions of Section 7.3, and make payments out of the Trust Fund from time to time to the Participants or their Beneficiaries, such payments to be made in the manner and in the amounts as may be specified in the written instructions of the Administrative Committee.

8.4 Tax Returns And Reports.

If the Trustees are a corporate fiduciary, then such Trustees shall prepare or cause to have prepared and filed, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee, in writing, relieves the Trustees of such obligation, in part or entirely, in which case the Administrative Committee, or the person or persons it designates, shall be responsible for filing the tax returns, reports, and related filings, as provided by the Administrative Committee. The Trustees shall be entitled to rely on the accuracy of any written statement from the Administrative Committee or from an officer of the Employer as to those matters provided in Article IX.

8.5 Powers.

In the event that Qualifying Employer Securities held by the Plan include voting stock, or stock or other securities with any rights other than voting rights, the Trustees shall exercise on behalf of Participants, voting or other stock or equity rights with respect to the stock contributed to the Plan. The Trustees shall notify each Participant to whose Account any Qualifying Employer Security has been allocated at least thirty (30) days prior to any occasion on which such voting or other rights may be exercised. Such notification shall include all information distributed to shareholders or holders of such other equities by the Employer regarding the exercise of such voting or other rights. Such notification shall contain a procedure under which each of such Participants shall be able to direct the Trustees in the exercise of the voting, or other rights. The Trustees shall be bound by the instructions of each Participant. If a Participant gives no instructions to the Trustee, the Trustee shall vote such Participant?s stock or exercise such rights in the best interests of the Participants.

The Trustees are authorized and empowered to:

A.
Invest and reinvest the Trust Fund, without distinction between principal and income, in Qualifying Employer Securities, bank accounts, certificates of deposit, common stocks, preferred stocks, bonds, notes, debentures, mortgages, U.S. retirement plan bonds, and in other property, real or personal, so long as the incidents of ownership of such property are within the jurisdiction of the United States, and so long as such investments do not violate applicable law;

B.	Purchase and hold Qualifying Employer Securities in a value up to one hundred percent (l00%) of the total value of the Trust Fund, and borrow funds arid pledge as collateral therefor the Qualifying Employer Securities so acquired; the Trustees shall have the duty to invest primarily in Qualifying Employer Securities;

C.
Purchase, sell, exchange, convey, transfer, or otherwise realize the value of any property held by it, specifically including the purchase and sale of Qualifying Employer Securities from or to the Employer or a disqualified person (as defined in Code section 4975(e)(2)) or a party in interest (as defined in ERISA section 3(14)) if such purchase or sale is for adequate consideration and no commission is charged with respect thereto;

D.
Convert any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any warrants, conversion privileges, subscription rights, or other options and to make any payment incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other properties held in the Trust Fund;

E.	Make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any other instruments that may be necessary or appropriate to carry out the powers herein granted;

F.
Register any investments held in the Trust Fund in its own name or in the name of a nominee or nominees and to hold any investment in bearer form, but the books and records of the Trustees shall at all times show that all such investments are part of the Trust Fund;

G.
Invest all or a part of the Trust Fund in deposits which bear a reasonable rate of interest in a bank or similar financial institution, even though such institution is a Trustee or other fiduciary, as defined in Code section 4975(e)(3);

H.
Invest in a common or collective trust fund or pooled investment fund maintained by a bank or trust company or a pooled investment fund of an insurance company qualified to do business in a State even though such bank, trust company or insurance company is a disqualified person, as defined in Code section 4975(e)(2);

I.
Take whatever actions are necessary to ensure that Qualifying Employer Securities consisting of stock are distributed in the manner prescribed in the Method Of Distribution Of Accounts section of Article VII; such actions may include, but are not limited to, purchasing or exchanging such stock from the Trust, even though it has already been allocated to the Employer Accounts of Participants and purchasing or exchanging such stock as described in subparagraph C of this Section;

J.
Purchase Qualifying Employer Securities from persons, including ?disqualified persons? as that term is defined in Code section 4975(e)(2), so long as the purchase price does not exceed the Fair Market Value of such securities and so long as the terms of the purchase are fair and reasonable;

K.	Perform all such acts, although not specifically mentioned herein, as the Trustees may deem necessary to administer the Trust Fund and to carry out the purpose of the Trust; and

L.
Borrow, or loan, except as prohibited by Code section 4975(c) without reference to Code section 4975(d), sums as the Trustees deems desirable, and for that purpose, to mortgage or pledge all or part of the Trust Fund; and borrow from ?disqualified persons? (as that term is defined in Code section 4975(e)(2)) in such amounts as permitted by the Loans From Disqualified Persons section of Article VIII, for the purpose of purchasing Qualifying Employer Securities.

8.6 Expenses.

All brokerage costs, transfer taxes and similar expenses incurred in connection with the investment and reinvestment of the Trust Fund and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest which may be payable on money borrowed by the Trustees for the purpose of the Trust (however, such funds may not be borrowed for the purpose of purchasing Qualifying Employer Securities), shall be paid from the Trust Fund, and, until paid, shall constitute a charge upon the Trust Fund. All other administrative expenses incurred by the Trustees in the performance of its duties, including such Compensation to the Trustees as may be agreed upon from time to time between the Employer and the Trustees (in accordance with the Trustees? standard schedule of fees in effect from time to time during the time it administers this Trust, if applicable) and all proper charges and disbursements of the Trustees, shall be paid by the Employer, but until paid shall constitute a charge upon the Trust Fund. If the Employer advises the Trustees in writing of its determination to make no further contribution to this Trust, the expenses of the Trustees shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each

Participant. However, no person who is a disqualified person (as defined in Code section 4975(e)(2) ) and who received full-time pay from the Employer, may receive Compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

The Trustees may inspect the records of the Employer whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of its duties as the Trustees. The Trustees, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Employer or any of its officers.

8.7 Litigation.

The Trustees shall not be required to participate in any litigation for the collection of moneys or other property due the Trust Fund, or in defense of any claim against the Trust Fund unless the Trustees shall have been indemnified to its satisfaction against all expenses and liability to which the Trustees might become subject.

8.8 Written Instructions.

When any act of the Trustees is based upon instructions of the Employer or the Administrative Committee, the Trustees may rely upon instructions in writing, signed by an officer of the Employer, or upon written instructions from the Administrative Committee, as appropriate.

8.9 Appointment Of Investment Manager.

The Trustees, with the written concurrence of the Administrative Committee, may appoint an Investment Manager (as defined in ERISA section 3(38)), who shall have responsibility for investment of the Trust Fund. The Investment Manager shall have the investment powers granted the Trustees in the Powers section of this Article except to the extent the Investment Manager?s powers are specifically limited by an agreement between the Trustee and Investment Manager.

8.10 Removal And Resignation Of The Trustee.

The Employer may at any time remove any Trustee acting hereunder or appoint a corporation and/or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigning Trustee. Any Trustee may at any time resign by giving written notice to the Employer, which resignation shall take effect on the date therein specified and which shall not be less than thirty (30) days from the date of notice unless the Employer shall agree to an earlier date.

8.11 Loans From Disqualified Persons

The Trustees shall have the power to borrow funds either in the form of cash, a purchase money transaction, or the assumption of an obligation, from ?disqualified persons (as that term is defined in Code section 4975(e)(2)), or guaranteed by disqualified persons, for the purpose of purchasing Qualifying Employer Securities or to repay amounts which were borrowed for the purpose of purchasing such securities, only if the following conditions are met:

A.	Such loan must provide for periodic payments over a definitely ascertainable term;

B.
The only assets given as collateral for such loan may be, in the case of a loan to purchase Qualifying Employer Securities, those Qualifying Employer Securities purchased with the proceeds of the loan, and in the case of a loan to refinance a prior loan used to acquire Qualifying Employer Securities, the Qualifying Employer Securities acquired with such prior loan;

C.	The only Plan assets available upon default to persons who loaned funds or who are entitled to payments under a loan from a disqualified person are:

1.	Qualifying Employer Securities given pursuant to paragraph B above;

2.	Contributions made to the Plan, other than contributions of Qualifying Employer Securities, that are made for the purpose of meeting the Plan?s obligations under the loan; and

3.	Earnings attributable to amounts described in 1 and 2 of this sentence.

D.
Amounts paid during a Plan Year in repayment of such loan may not exceed amounts contributed (during the current and prior Plan Years) to the Plan for the purpose of meeting the Plan?s obligations under the loan, less total prior payments on the loan;

E.
Amounts contributed to the Plan for the purpose of meeting loan obligations shall, prior to making payments under such loan, be segregated from the other amounts held by the Plan and all earnings thereon shall be allocated to such segregated account;

F.
Upon default, Plan assets shall be transferred to the lender, in an amount which is necessary to make payments which are currently due under the payment schedule of the loan, without acceleration of future amounts due thereon;

G.
Interest charged under the loan must be reasonable after considering all relevant factors such as the loan?s amount and duration, the amount of security provided the lender (including any guarantee), the credit standing of the Plan and prevailing interest rates;

H.
Qualifying Employer Securities which are pledged as collateral for such loan must be released from encumbrance at the end of each Plan Year in an amount equal to the number of currently encumbered securities multiplied by a fraction, the numerator of which is the total payment of principal and interest made during the Plan Year, and the denominator of which is the total payment of principal and interest made during the Plan Year plus the total payment of principal and interest due under the loan for all future Plan Years. (If the interest rate under the loan is variable the above calculation must be made using the interest rate which is applicable as of the end of the Plan Year in which such calculation is made.) Securities of different classes must be released from encumbrance in equal percentages; -

I.
All Qualifying Employer Securities acquired with the proceeds of a loan from a ?disqualified person,? whether they are pledged as collateral for such loan or not, shall be held in suspense in the Unallocated Stock Account and shall be removed from such Account and be allocated to the Employer Accounts of Participants at the end of each Plan Year to the extent paragraph H of this section provides for the release of encumbered securities. Income earned from securities held in suspense shall be deemed to be the income of the Plan and shall not be held in suspense unless such income has been pledged as collateral for the loan. Should a portion of a Participant?s Employer Account be forfeited, Qualifying Employer Securities held in suspense for such Participant pursuant to this paragraph may only be forfeited after all other assets in the Participant?s Employer Account are forfeited.

ARTICLE IX - DUTIES AND AUTHORITY OF ADMINISTRATIVE COMMITTEE

9.1 Appointment.

This Plan shall be administered by the Administrative Committee as Plan Administrator. The Board of Directors of the Employer shall appoint the Administrative Committee, which shall consist of at least three (3) persons who shall signify in writing their acceptance of such appointment. Any member of the Administrative Committee may resign upon giving written notice to the Board Of Directors of the Employer. Each appointee shall hold office at the pleasure of the Board Of Directors. Vacancies arising in the Administrative Committee from death, resignation, removal or otherwise, shall be filled by the Board Of Directors, but the Administrative Committee may act notwithstanding the existence of vacancies so long as there is at least one (1) member of the Administrative Committee who is a director.

At any time the Board Of Directors of the Employer may adopt a resolution abolishing the Administrative Committee and reserving all of the duties of the Administrative Committee to the Board of Directors. Such resolution shall be effective as soon as it is communicated in writing to both the Administrative Committee and Trustees, or at any such subsequent effective date as is provided in the resolution. Whenever such a resolution is effective as to the Plan or in the event an Administrative Committee is not appointed, the term Plan Administrator or Board of Directors shall be deemed to replace the term ?Administrative Committee.? Such a resolution may be rescinded by the Board Of Directors and shall be effective as soon as it is communicated in writing to the Trustees, or shall be effective at such later date as is provided in the resolution.

9.2 No Discrimination.

The Administrative Committee shall not take any action nor direct the Trustees to take any action that would result in benefiting one (1) Participant or group of Participants at the expense of another, or discriminating between Participants similarly situated, or applying different rules to substantially similar sets of facts.

9.3 Majority Action.

The Administrative Committee shall act by a majority (or by all members if there be only one (1) or two (2) members) of the number of members constituting the Administrative Committee at the time of such action, and such action may be taken either by vote at a meeting or in writing without a meeting.

9.4 Powers.

Except as otherwise provided in the Plan, the Administrative Committee shall have control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrative Committee shall have power to interpret or construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder. The Administrative Committee may inspect the records of the Employer or Trustees whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Administrative Committee. The Administrative Committee, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Trustees or Employer or any of its officers or Employees.

9.5 Filing Reports.

The Administrative Committee shall furnish, or shall see that the Employer furnishes, a summary of this Plan to all Employees, as required by applicable Federal law. The Administrative Committee shall furnish the Trustees the names of all Employees who become eligible as Participants, and the Administrative Committee shall notify each Employee of his eligibility.

9.6 Records And Information.

The Administrative Committee shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

9.7 Information To Participants.

The Administrative Committee shall direct the maintenance of separate Accounts of the Participants. It shall give each Participant, at least once every year, information as to the balance of his Employer Account.

9.8 Compensation Of Members.

The members of the Administrative Committee shall serve without Compensation for their services as such, but shall be reimbursed by the Employer for all necessary expenses incurred in the discharge of their duties. If the Employer advises the Administrative Committee in writing of its determination to make no further contributions to the Plan, the expenses of the Administrative Committee shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant.

9.9 Review Of Participant?s Claims.

In case the claim of any Participant or Beneficiary for benefits under the Plan is denied, the Administrative Committee shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a manner calculated to be understood by the claimant. The Administrative Committee shall afford a Participant or Beneficiary, whose claim for benefits has been denied, sixty (60) days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Administrative Committee. If the Participant or Beneficiary appeals the decision in writing within sixty (60) days, the Administrative Committee shall review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal, all within sixty (60) days of such appeal.

ARTICLE X - MODIFICATIONS FOR TOP HEAVY PLANS

10.1 Application Of Article.

The provisions in this Article X shall take precedence over any other provisions in the Plan with which they conflict.

10.2 Definitions.

For purposes of this Article X, the following words and terms shall have the meanings indicated:

A. Key Employee.

Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was

1.	An officer of the Employer if such individual?s annual Compensation exceeds fifty percent (50%) of the dollar limitation under Code section 415(b)(1)(A);

2.
An owner (or considered an owner under Code section 318) of one (1) of the ten (10) largest interests in the Employer if such individual?s Compensation exceeds one hundred percent (100%) of the dollar limitation under Code section 415(c)(1)(A);

3.	A five-percent (5%) owner of the Employer; or

4.	A one-percent (1%) owner of the Employer who has an annual Compensation of more than One Hundred Fifty Thousand Dollars ($150,000).

?Annual Compensation? means Compensation as defined in Code section 415(c)(3) and for all Plan Years includes amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee?s gross income under Code section 125, section 402(e)(3), section 402(h) or section 403(b). The determination period is the Plan Year containing the determination date and the four (4) preceding Plan Years.

The determination of who is a key Employee will be made in accordance with Code section 416(i)(1) and the regulations thereunder.

B. Top Heavy plan.

For any Plan Year beginning after December 31, 1983, this Plan is top heavy if any of the following conditions exists:

1.	If the top heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

2.	If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds sixty percent (60%).

3.	If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

C. Top Heavy Ratio.

1.
If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the determination date(s) has or has had Accrued Benefits, the top heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the five (5) year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the determination date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

2.
If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one (1) or more defined benefit plans which during the five (5) year period ending on the determination date(s) has or has had any Accrued Benefits, the top heavy ratio for any required or permissive aggregation group as appropriate a fraction, the numerator of which is the sum of all account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Paragraph 1 above, and the present value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with Paragraph 1 above, and the present value of Accrued Benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Code section 416 and the regulations thereunder. The Accrued Benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an Accrued Benefit made in the five (5) year period ending on the determination date.

3.
For purposes of Paragraphs 1 and 2 above the value of Account balances and the present value of Accrued Benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and Accrued Benefits of a Participant

(a)	Who is not a Key Employee but who was a Key Employee in a prior year, or

(b)	Who has not been credited with at least one (1) Hour Of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the determination date will be disregarded.

The calculation of the top heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans the value of account balances and Accrued Benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The Accrued Benefit of a Participant other than a k a Employee shall be determined under

(a)	The method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or

(b)	If there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

D.
?Permissive aggregation group.? The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

E.
?Required aggregation group.? A group consisting of (i) each qualified plan of the Employer in which at least one (1) key Employee participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410.

F.
?Determination date.? The date, for any Plan Year subsequent to the first Plan Year, which is the last day of the preceding Plan Year. For and in the case of the first year of the Plan, the determination date shall be the last day of that year.

G.	?Non-Key Employee.? Any Employee who is not a Key Employee.

10.3 Accelerated Vesting.

Unless the Plan provides for full and immediate vesting of Employer Accounts upon participation, then for any Plan Year in which this Plan is deemed to be a Top Heavy Plan, the vesting schedule contained in the Employer Account Vesting On Termination section of Article VI shall be modified as follows:

Total Years for Vesting (excluding Years of Service prior to effective date of this Plan)	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

Should this Plan not be deemed to be a Top Heavy Plan after previously being so categorized, the vesting schedule contained in the Employer Account Vesting On Termination section of Article VI shall again be effective except that the vested percentage attained by Participants shall not be reduced thereby and Participants with three (3) or more Years of Service for Vesting shall have the right to select the vesting schedule under which their vested Accrued Benefit will be determined.

10.4 Minimum Contributions.

For any Plan Year in which this Plan is determined to be a Top Heavy Plan, either: (i) a minimum Employer contribution shall be made, pursuant to this Plan or another defined contribution plan maintained by the Employer, to the Account of each Non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year); or (ii) a minimum non-integrated benefit must be provided to each Non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year), pursuant to a defined benefit plan maintained by the Employer.

For the purposes of the first sentence of this section, the minimum Employer contribution provided to each Non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year) shall be equal to three percent (3%) of such Non-Key Employee?s Compensation. If, however, the Employer contribution, under this and any other defined contribution plan required to be included in the Top Heavy Group and maintained by the Employer, for any Key Employee for such Plan Year is less than three percent (3%) of such Key Employee?s total Compensation not in excess of Two Hundred Thousand Dollars ($200,000) (for Plan Years beginning before 1989), then, the Employer contribution to each Participant (except those who are separated from service with the Employer at the end of the Plan Year) shall equal the amount which results from multiplying such Participant?s Compensation times the highest contribution rate of any Key Employee covered by the Plan and shall include amounts elected to be deferred by the Key Employee pursuant to an Code section 401(k) provision.

For the purposes of the first sentence of this section, the minimum non- integrated benefit provided by the Employer to each Non .Key Employee (except those who are separated from service with the Employer at the end of the Plan Year) is an amount, which when expressed as an annual retirement benefit, shall be no less than two percent (2%) of such non-Key Employee?s average annual Compensation for his five (5) highest consecutive years of service, multiplied by the Employee?s years of service with the Employer, not to exceed ten (10) years. For the purposes of the preceding sentence, years of service with the Employer shall not include years of service completed during any Plan Year which begins before January 1, 1984, or years of service completed during a Plan Year for which the Plan is not a Top Heavy Plan. For the purposes of this section, the minimum benefit provided above shall be computed in the form of a single life annuity, with no ancillary benefits, beginning at Normal Retirement Age.

Notwithstanding the other provisions of this Section, if the Employer maintains both this Plan and a defined benefit plan, for Employees covered under both plans the minimum Employer contribution or minimum non-integrated benefit for top heavy purposes shall be the minimum Employer contribution, as described above, increased to five percent (5%) (from three percent (3%)) of an Employee?s annual Compensation.

For the purposes of this Article X, ?Compensation? shall have the same meaning as it does throughout the Plan; provided that it shall include such additional Compensation as is required to meet the requirements of Code section 415(c)(3).

The minimum allocation required pursuant to this section shall be made even though, under other Plan provisions, a Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of such participant?s failure to complete a Year of Service.

10.5 Limitation On Compensation Taken Into Account Under Plan.

For any Plan Year prior to Plan Years beginning before January 1, 1989, in which this Plan is deemed to be a Top Heavy Plan the definition of Compensation contained in Article II shall exclude amounts in excess of One Hundred Fifty Thousand Dollars ($150,000).

ARTICLE XI- AMENDMENT AND TERMINATION

11.1 Rights To Suspend Or Terminate Plan.

It is the present intention of the Employer to maintain this Plan throughout its corporate existence. Nevertheless, the Board reserves the right, at any time, to discontinue or terminate the Plan, to terminate the Employers liability to make further contributions to this Plan, to suspend contributions for a fixed or indeterminate period of time. In any event, the liability of the Employer to make contributions to this Plan shall automatically terminate upon its legal dissolution or termination, upon its adjudication as a bankrupt, upon the making of a general assignment for the benefit of creditors, or upon its merger or consolidation with any other corporation or corporations.

11.2 Successor Corporation.

In the event of the termination of the liability of the Employer to make further contributions to this Plan, the Employer?s liability may be assumed by any other corporation or organization which employs a substantial number of the Participants of this Plan. Such assumption of liability shall be expressed in an agreement between such other corporation or organization and the Trustees under which such other corporation or organization assumes the liabilities of this Trust with respect to the Participants employed by it.

11.3 Amendment.

To provide for contingencies which may require the clarification, modification, or amendment of this Plan, the Board reserves the right to amend this Plan at any time. The Board, however, shall not have the right to amend this Plan in any way which would deprive any Participant of the right to receive his Accrued Benefits under the Plan, or which would alter the basic purpose of the Plan, or which would give the Employer any rights in the Trust Fund.

Each Participant having at least three (3) Years of Service for Vesting at the time of the adoption of any amendment changing any vesting schedule under the Plan shall have the right to elect at any time, but no later than sixty (60) days after the later of:

A.	The date the amendment is adopted;

B.	The date on which the amendment is effective; or

C.	The date on which the Participant is given written notice the amendment, to have his vested percentage computed under the Plan without regard to such amendment.

11.4 One Hundred Percent (100%) Vesting On Termination Of Plan.

Upon termination or partial termination of the Plan and Trust by formal action of the Employer or for any other reason, or if Employer contributions to the Plan and Trust are permanently discontinued for any reason, each Participant directly affected by such action shall be one hundred percent (100%) vested in the amount allocated to the accounts of each such Participant, and payment to such Participant shall be made in cash as soon as practicable after liquidation of the assets of the Trust.

11.5 Plan Merger Or Consolidation.

In the case of any merger or consolidation with, or transfer of any assets or liabilities to, any other Plan, each Participant in this Plan must be entitled to receive (if the surviving Plan is then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had terminated).

ARTICLE XII- MISCELLANEOUS

12.1 Laws Of California To Apply.

The Plan provisions of this document shall be construed according to the laws of the State of California, to the extent federal laws do not control. The situs of the Trust will be in the State of California. Its validity, construction, and all rights under the Plan and Trust shall be governed by ERISA and, to the extent not preempted, by the laws of California. If any provisions of the Agreement are invalid or unenforceable, the remaining provisions thereof shall continue to be fully effective.

12.2 Participant Cannot Transfer Or Assign Benefits.

None of the benefits, payments, proceeds, claims, or rights of any Participant hereunder shall be subject to any claim of any creditor of the Participant, nor shall any Participant have any right to transfer, assign, encumber, or otherwise alienate, any of the benefits or proceeds which a Participant may expect to receive, contingently or otherwise under this Plan.

Notwithstanding any other provisions of this section, the Trustees may make distributions pursuant to a qualified domestic relations order (as defined in Code section 414(p)), provided that the Plan Administrator has properly notified the Participant and any alternate payee of the order and has determined that the order is a qualified domestic relations order. The Plan Administrator shall adopt reasonable procedures to determine the qualified status of such orders and to administer distributions thereunder. Notwithstanding any restrictions on the time of distribution which would otherwise apply under this Plan, distributions with respect to a qualified domestic relations order may be made at any time required by the order.

12.3 Right To Perform Alternative Acts.

In the event it becomes impossible for the Employer, the Administrative Committee or the Trustees to perform any act required by this Plan, then the Employer, the Administrative Committee or the Trustees may perform such alternative act which most clearly carries out the intent and purpose of this Plan.

12.4 Reversion Of Contributions Under Certain Circumstances.

If this Plan is not initially approved and qualified by the Internal Revenue Service as meeting the requirements of Code section 401 and Code section 501, the Employer may, at its election, either:

A.
Cause the Trustees to return to the Employer any amounts previously contributed by the Employer to the Trust and the Participants, if any amounts have been contributed by them, and immediately terminate the Plan; or

B.	Effect such amendments to the Plan as are necessary to obtain the approval and qualification of the Plan by the Internal Revenue Service.

All contributions made pursuant to Article IV are conditioned on deductibility of such contributions under Code section 404. To the extent that the deduction under Code section 404 for any year is disallowed, the contribution shall be returned to the Employer within one (1) year after disallowance of the deduction.

If a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one (1) year after the payment of the contribution.

Notwithstanding the above, earnings attributable to amounts described in paragraphs two and three of this section shall not be returned to the Employer; losses attributable to such amounts shall reduce the amount returned

12.5 Plan Administrator Agent For Service Of Process.

The Administrative Committee is designated agent to receive service of legal process on behalf of the Plan.

12.6 Filing Tax Returns And Reports.

If the Trustees are not a corporate fiduciary, the Plan Administrator shall prepare, or cause to have prepared, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee provides to the contrary in the manner prescribed in the Tax Returns And Reports section of Article VIII.

12.7 Indemnification.

The Employer agrees to indemnify all Employees who serve as members of the Administrative Committee or who serve as Trustee against all liability arising in connection with their duties under the Plan, except that this indemnification shall not include acts of embezzlement, or diversion of Trust Funds by the Employee, nor shall it include acts of gross negligence.

The Employer shall indemnify and hold harmless the Trustees, its officers, Employees, agents, successors and assigns against all liabilities, demands, claims, actions, losses, taxes, expenses (including reasonable attorney?s fees), both direct and indirect, arising out of (1) acts or omissions to act with respect to the Plan by persons unrelated to the Trustees (unrelated persons), (2) the Trustee?s action or inaction with respect to the Plan resulting from reliance on the actions or inaction of unrelated persons, including directions to invest or otherwise deal with Plan assets, or (3) any violation by an unrelated persons of the provisions of ERISA or the regulations thereunder. The foregoing indemnity shall not apply if the actions or omissions of the Trustees result from the Trustees? willful misconduct or gross negligence.

12.8 Number And Gender.

When appropriate the singular as used in this Plan shall include the plural and vice versa; and the masculine shall include the feminine.

12.9 Military Service.

This Plan section 12.9 is made effective as of December 12, 1994. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Code section 414(u). Therefore, as of the effective date of this Plan or such later date as may be applicable to this Plan under section 8(h)(2) of the Uniformed Services Employment Arid Reemployment Rights Act of 1994 (USERRA), an Employee, who was absent from the Employee?s position of employment by reason of service in the uniformed services and who is reemployed, as these terms are used in USERRA, shall be treated as not having incurred a break in service with the Employer maintaining the Plan by reason of such person?s period or periods of service in the uniformed services. Each period served by a person in the uniformed services shall, upon reemployment under USERRA, be deemed to constitute service with the Employer maintaining the Plan for the purpose of determining the nonforfeitability of the person?s Accrued Benefit and for the purpose of determining the accrual of benefits under the Plan, all to the extent required by and as provided under USERRA.

12.10 Board Funding Authority.

Except as otherwise specifically provided in this Plan and Trust document, the Board shall have the authority in their sole discretion to establish a Funding Policy for the Trust Fund, regarding existing Trust Fund assets, bearing in mind both the short-run and long-run needs and goals of the Plan. The Board shall review such policy prior to the end of each fiscal year for its appropriateness under the circumstances then prevailing. The Funding Policy shall be communicated to the Trustees(s) and the investment manager of the Trust Fund, if one has been appointed, so that the investment policy of existing Trust Fund assets can be coordinated with Plan needs. Such Funding Policy shall not, however, be binding on the Company or constitute a request or recommendation or an obligation to contribute cash or stock to the Plan by the Company.

ARTICLE XIII - EXEMPT LOANS

13.1 Use Of Proceeds.

The proceeds of an Exempt Loan must be used within a reasonable time after their receipt by the Plan only for any or all of the following purposes:

A.	To acquire Qualifying Employer Securities;

B.	To repay such Exempt Loan;

C.	To repay a prior Exempt Loan.

If the proceeds of a loan are used to repay an Exempt Loan, the new loan must constitute an Exempt Loan.

13.2 Interest Rate.

The interest rate of any loan to the Plan, including an Exempt Loan, must not be in excess of a reasonable rate of interest. All other factors will be considered in determining a reasonable rate of interest, including the amount and duration of the loan, the security and guaranty (if any) involved, the credit standing of the Plan and the guarantor (if any), and the interest rate prevailing for comparable loans, including a variable interest rate if reasonable.

13.3 Non-Recourse.

An Exempt Loan must be without recourse against the Plan. The only assets of the Plan that may be given as collateral on an Exempt Loan are Qualifying Employer Securities which were either: (i) acquired with the proceeds of the Exempt Loan; or (ii) were used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan. No person entitled to payment under the Exempt Loan shall have any right to assets of the Plan other than:

A.	Collateral given for the Exempt Loan;

B.	Contributions (other than contributions of Qualifying Employer Securities) that are made under the Plan to meet the obligations of the Exempt Loan; and

C.	Earnings attributable to such collateral and the investment of such contributions.

13.4 Limitations On Payments.

Payments made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years. Such contributions and earnings shall be accounted for separately by the Employer in the books of account of the Plan until the Exempt Loan is repaid.

13.5 Forfeiture Of Qualifying Employer Securities.

All Qualifying Employer Securities acquired with the proceeds of a loan from a ?disqualified person,? whether they are pledged as collateral for such loan or not, shall be held in a Suspense Account and shall be removed from such Account and be allocated to the Employer Accounts of Participants at the end of each Plan Year to the extent Article VIII provides for the release of encumbered securities. Income earned from securities held in suspense shall be deemed to be the income of the Plan and shall not be held in suspense unless such income has been pledged as collateral for the loan. Should a portion of a Participant?s Employer Account be forfeited, Qualifying Employer Securities held in suspense. for such Participant pursuant to this paragraph may only be forfeited after all other assets in the Participant?s Employer Account are forfeited. If interests in more than one class of Qualifying Employer Securities have been allocated to the Participant?s Employer Account, the Participant must be treated as forfeiting the same proportion of each such class of Qualifying Employer Securities.

13.6 Limitation On Future Obligation.

The Plan shall not obligate itself to acquire Qualifying Employer Securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the security holder. However, this shall not prevent the Plan from providing for the issuance of options in accordance with Treasury Regulation sections 54.4975-7(b)(1O), (11), and (12).

In the event of default upon an Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan may not exceed the amount of default. If the lender is a disqualified person (as defined in Code section 4975(e)(2)), the Exempt Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan. For purposes of this section, the making of a guaranty does not make a person a lender.